			                        Exhibit 10.23

MASTER PROMISSORY NOTE


$10,000,000.00                              Cleveland, Ohio, __________, 1996

	Company promises to pay to the order of Bank at any of its offices the principal amount of each Advance, together with interest on the daily principal balance of such Advance at a rate per annum equal to the Interest Rate applicable to such Advance. The principal amount of each Advance shall be due and payable on the Maturity Date applicable to such Advance. Accrued interest on each LIBOR Advance shall be due and payable on the Maturity Date applicable to such Advance. Accrued interest on each Prime Advance shall be due and payable on the _____ day of each month. During any Event of Default, the daily principal balance of each Advance shall bear interest at a rate per annum equal to the Default Interest Rate. Except during any Event of Default, no LIBOR Advance may be repaid prior to its Maturity Date.

	This note shall serve as a master note to evidence all Advances; provided, however, that the aggregate unpaid principal amount of all Advances shall not at any one time outstanding exceed the lesser of the amount specified in the Line Facility or forty percent (40%) of the value of the Collateral. In the absence of clear and convincing evidence established by Company to the contrary, Bank's records as to (a) the principal amount, the Maturity Date, and the Interest Rate applicable to each Advance, and (b) each payment of principal and interest received by Bank applicable to each Advance shall be conclusively deemed to be accurate.

	For each payment of principal or interest not received by Bank when due, the Company agrees to pay Bank a late charge equal to the greater of ten percent (10%) of the amount of the payment or One Hundred Dollars ($100.00).

	Company shall pay Bank commitment fee computed at a rate one-fourth of one percent (1/4 of 1%) per annum (calculated on the basis of a year of 360 days for the actual number of days elapsed) on the average daily unused amount of the commitment of the Bank to make the Advances hereunder during the period from the date of this Note to the Maturity Date, payable starting on _____________________, 1996, and continuing quarter annually thereafter, and on the Maturity Date, with respect to the portion of such preceding period as to which such fee has accrued and remains unpaid.

	Company shall pay Bank a closing fee equal to Ten Thousand Dollars ($10,000), payable on the date of execution of this Agreement.

	Company waives presentment, demand, notice, protest, and all other demands and notices in connection with delivery, acceptance, performance, default, or enforcement of this note. Any request, demand, or notice by or on behalf of Bank, when delivered or deposited for delivery, postage prepaid, by certified United States mail to Company at Company's address set forth below shall constitute, but shall not preclude other means of, an effective request, demand, or notice. Any request, demand, or notice by or on behalf of Company must be in writing and shall not be effective until delivered to Bank at Bank's address set forth below.

	At the option of Bank during any Event of Default, all Obligations shall become immediately due and payable, Bank may terminate the Line Facility (including, without limitation, any obligation of Bank to make any further Advances), and Bank may apply or setoff any Cash Security against all Obligations, all without any notice to or demand upon Company, in addition to any other rights and remedies Bank may have pursuant to law, this note, or any other instruments or agreements, which rights and remedies shall be cumulative. If during any Event of Default any LIBOR Advance becomes due and payable and is repaid prior to its Maturity Date, Company also promises to reimburse Bank on demand for any resulting loss, cost, or expense incurred by Bank as a result of Company's repayment of such Advance prior to its Maturity Date including, without limitation, any loss incurred in obtaining, liquidating, or employing deposits from third parties, but excluding loss of margin for the period after any such payment. If, because of the introduction of or any change in, or because of any judicial, administrative, or other governmental interpretation of, any law or regulation, there shall be any increase in the cost to Bank of making, funding, maintaining, or allocating capital to any LIBOR Advance, then Company shall, from time to time upon demand by Bank, pay to Bank additional amounts sufficient to compensate Bank for such increased cost. If, because of the introduction of or any change in, or because of any judicial, administrative, or other governmental interpretation of, any law or regulation, it becomes unlawful for Bank to make, fund, or maintain any LIBOR Advance, then Bank's obligation to make, fund, or maintain any LIBOR Advance shall terminate and each affected outstanding LIBOR Advance shall be converted to a Prime Advance on the earlier of the applicable Maturity Date for each such Advance or the date the making, funding, or maintaining of each such Advance becomes unlawful.

	All provisions hereof shall be subject to, governed by, and construed in accordance with Ohio law. Unenforceability of any provision hereof or any application of any provision hereof shall not affect the enforceability of any other provision or application of any provision. Any amendment or waiver hereof or any waiver of any right or remedy otherwise available must be in writing and signed by the party against whom enforcement of the amendment or waiver is sought. After all Obligations evidenced by this note become due and payable, any attorney-at-law is irrevocably authorized to (a) appear for Company in any state or federal court of record, (b) waive the issuance and service of process, all errors, and all rights of appeal and stay of execution, and (c) confess judgment against Company in favor of Bank for the principal balance of this note, the amount of all unpaid accrued interest, the amount of all costs of suit, and the amount of a reasonable attorney's fee. These authorizations shall survive any judgment(s) and any vacation of any judgment(s). Company agrees that the Bank's attorney may confess judgment pursuant to the foregoing warrant of attorney. Company further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from the Bank.

For the purposes of this note:

	"Advance" means any loan advance made by Bank to Company pursuant to the Line Facility;

	"Bank" means KEYBANK NATIONAL ASSOCIATION, a national banking association with its main office located at 127 Public Square, Cleveland, Ohio 44114, and its successors and assigns;

	"Business Day" means a day of the year on which banks are not required or authorized to close in Cleveland, Ohio and, if the applicable Business Day relates to any LIBOR Advance, on which dealings are carried on in the London interbank eurodollar market;

	"Company" means the undersigned and its successors and assigns; provided, however, that Company may not assign or otherwise transfer any of its rights under this note without the express written consent of Bank;

	"Cash Flow Coverage Ratio" means (i) the sum of Company's net income (after taxes paid in cash), plus depreciation, plus amortization, plus interest expense to (ii) the sum of Company's current portion of long term debt, plus capitalized lease payment, plus capital expenditures, plus interest expense, plus dividends. The Cash Flow Coverage Ratio shall be calculated on a quarterly basis.

	"Cash Security" means any present or future (a) money in the possession of Bank in which Company has or may have any right, title, or interest, (b)
Deposit Account maintained with Bank in which Company has or may have any right, title or interest, or (c) Instrument or General Intangible issued or assumed by Bank in which Company has or may have any right, title, or interest;

	"Collateral" means the custodial account at Key Trust Company of Ohio known as Account No. 32859700 and the securities therein which are covered by the Pledge and Security Agreement given by Company to Bank of even date herewith ("Security Agreement").

	"Debt to Worth Ratio" means the ratio of (i) Company's Total Indebtedness, minus Subordinated Debt to (ii) Company's total equity plus Subordinated Debt, minus related party advances, minus intangible assets. The Debt to Worth Ration shall be calculated on a quarterly basis;

	"Default Interest Rate" means that floating rate per annum (calculated on the basis of a year of 360 days for the actual number of days elapsed) equal to the greater of three percent (3%) in excess of the Prime Rate, which rate shall be immediately adjusted to correspond with each change in the Prime Rate, or sixteen percent (16%);

	"Deposit Account" shall be defined as set forth in Article 9 of the UCC;

	"Event of Default" means any of the following events or conditions:
(a) any Obligation evidenced by this note or the Line Facility is not paid when such Obligation becomes due and payable; (b) any Obligation not evidenced by this note or the Line Facility is not paid when (or within any applicable grace period after) such Obligation becomes due and payable; (c) any material representation, warranty, certification, financial statement, loan application, information, or record made, furnished, or made available to Bank by or on behalf of Company in connection with any Obligation is inaccurate or misleading in any material respect when made, furnished, or made available; (d) any material provision of any documentation evidencing, securing, or otherwise relating to any Obligation is breached; (e) Company (1) is adjudicated by any court in any jurisdiction to be insolvent, (2) ceases, is unable, or admits in writing the inability to generally pay its debts as they become due, (3) makes any general assignment for the benefit of its creditors, (4) applies for or consents to the appointment of or the taking of possession by any receiver, custodian, trustee, liquidator, or similar representative of or for it or of or for any material part of its property, or (5) commences or consents to the commencement of any case or proceeding with respect to it or any material amount of its property pursuant to any Insolvency Law; (f) any case or proceeding pursuant to any Insolvency Law is commenced against or with respect to Company or any material amount of its property without its consent which is not dismissed or stayed within 30 days after its commencement; or (g) any judgment, attachment, execution, or similar process aggregating in excess of $1,000,000 is rendered, issued, or levied against Company or any material amount of its property and is not fully satisfied, released, vacated, or bonded within 30 days after its rendering, issue, or levy, or (h) Company creates, grants, or permits to exist any lien encumbrance, or claim on the Collateral, other than as created by the Security Agreement and either (i) the Collateral does not equal or exceed in fair market value 200% of the outstanding principal balance of this Note, or (ii) any such liens, encumbrances or claims aggregate in excess of $500,000 .

	"General Intangible" shall be defined as set forth in Article 9 of the UCC;

	"Insolvency Law" means any reorganization, arrangement, composition, or readjustment of debts, bankruptcy, insolvency, dissolution, liquidation, receivership, trusteeship, or similar law of any state or the United
States;

	"Instrument" shall be defined as set forth in Article 9 of the UCC;

	"Interest Rate" means (a) as to any Prime Advance, that floating rate per annum (calculated on the basis of a year of 360 days for the actual number of days elapsed) equal to the Prime Rate, which rate shall be immediately adjusted to correspond with each change in the Prime Rate, and (b) as to any LIBOR Advance, that fixed rate per annum (calculated on the basis of a year of 360 days for the actual number of days elapsed) equal to one and one-half percent (1.50%) in excess of the Reserve Adjusted LIBOR Rate;

	"LIBOR Advance" means any Advance that bears interest determined with reference to the Reserve Adjusted LIBOR Rate;

	"Libor Reserve Requirements" means, for any Libor Advance, the maximum reserves (whether basic, supplemental, marginal, emergency, or otherwise) prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to liabilities or assets consisting of or including "Eurocurrency liabilities" (as defined in Regulation D of the Board of Governors of the Federal Reserve System) having a term equal to the term of such Advance;

	"Line Facility" means the revolving credit facility held available by Bank for Company evidenced by a letter agreement dated __________________, 1996 and Financing Commitment attached thereto, and this note together with all extensions, renewals, amendments, restatements, and substitutions thereof or therefor, the provisions of which are hereby incorporated by reference as if fully rewritten herein;

	"Maturity Date" means the earlier of (a) the date all Obligations evidenced by this note become due and payable or (b) (1) with respect to any Prime Advance, April 30, 1999, and (2) with respect to any LIBOR Advance, the earlier of (i) April 30, 1999 or (ii) the date selected by Company that ends one, two or three months after the date of the making of such Advance;

	"Obligation" means any present or future obligation, indebtedness, or liability of Company owed to Bank of whatever kind and however evidenced, together with all extensions, renewals, amendments, restatements and substitutions thereof or therefor (including, without limitation, any evidenced by this note or the Line Facility);

	"Prime Advance" means any Advance that bears interest determined with reference to the Prime Rate;

	"Prime Rate" means that interest rate established from time to time by Bank as Bank's Prime Rate, whether or not such rate is publicly announced.
The Prime Rate may not be the lowest interest rate charged by Bank for commercial or other extensions of credit;

	"Reserve Adjusted LIBOR Rate" means, with respect to any LIBOR Advance, the rate per annum (rounded upwards to the next higher whole multiple of 1/16% if such rate is not such a multiple) equal to the quotient of (a) the rate per annum (rounded upwards to the next higher whole multiple of 1/16% if such rate is not such a multiple) at which deposits in United
States dollars are offered at 11:00 a.m. (London, England time) (or as soon thereafter as is reasonably practicable) by prime banks in the London interbank eurodollar market 2 Business Days prior to the day such Advance is made in an amount and with a maturity comparable to the amount and maturity of such Advance, divided by (b) a number equal to 1.00 minus the aggregate (without duplication) of the rates (expressed as a decimal fraction) of the LIBOR Reserve Requirements current on the date 2 Business
Days prior to the day such Advance is made;

	"Senior Debt to Cash Flow Ratio" means the ratio of (i) Company's Obligations and any liabilities incurred under capitalized leases, to (ii) the sum of Company's net income (after taxes paid in cash), plus depreciation, plus amortization, plus interest expense. The Senior Debt to Cash Flow Ratio shall be calculated on a quarterly basis;

	"Subordinated Debt" shall mean Indebtedness of a Person which is subordinated, in a manner satisfactory to the Bank, to all Indebtedness owing to the Bank;

	"Total Indebtedness" shall mean the total of all items of indebtedness or liability which in accordance with generally accepted accounting principles would be included in determining total liabilities on the liability side of the balance sheet as of the date of determination;

	"UCC" means the Ohio Uniform Commercial Code, as amended.

	Company, to the extent permitted by law, waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, between Bank and Company arising out of, in connection with, related to, or incidental to the relationship established between Company and Bank in connection with this note or any other agreement, instrument or document executed or delivered in connection therewith or the transactions related thereto. This waiver shall not in any way affect, waive, limit, amend or modify Bank's ability to pursue remedies pursuant to any confession of judgment or cognovit provision contained in this note, or any other agreement, instrument or document related thereto.

WARNING: BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.


	COMPANY:                        PUBCO CORPORATION

					By:________________________________
					Title:_____________________________

					And:_______________________________
					Title:_____________________________

	ADDRESS:                        3830 Kelly Avenue
                            					Cleveland, Ohio 44114

                   PLEDGE AND SECURITY AGREEMENT


	This PLEDGE AND SECURITY AGREEMENT, entered into as of ___________, 1996, by and between the PUBCO CORPORATION (herein called the "Pledgor") and KEYBANK NATIONAL ASSOCIATION, a national bank with its main office at Cleveland, Ohio (herein called the "Bank");


			   W I T N E S S E T H:

	In consideration of and in order to induce the Bank, at any time and from time to time, at its option, to grant the Liabilities (as herein defined) to Pledgor, and in further consideration of the mutual covenants herein contained, the parties hereto agree as follows:

			      SECTION ONE

			      THE PLEDGE

	As security for the payment of the Liabilities, the Pledgor hereby grants Bank a security interest in and pledges, assigns and sets over to the Bank the Collateral (as herein defined), and in particular the items listed in Exhibit A attached hereto and made a part hereof.
Bank shall not perfect the security interest pledged herein until and unless an Event of Default (as defined therein) has occurred in the Liabilities or a breach has occurred in any of the Loan Covenants contained in the Financing Commitment, as may be amended from time to time.

	The Pledgor will pledge and set over to the Bank, as further security hereunder, any additional securities as and when acquired by the Pledgor.

			     SECTION TWO

			TERMS AND AGREEMENTS

	Section 2.1. Definitions. The following terms, when used herein, shall have the meanings stated.

	(a) "Collateral" shall include any and all securities or other property hereby or at any time hereafter pledged with the Bank by the Pledgor and any replacement and proceeds thereof; and

	(b) "Liabilities" shall mean loans in the maximum principal amount of Ten Million Dollars ($10,000,000) made by Bank to Pledgor, which loans are evidenced by a Promissory Note of Pledgor dated ________________, 1996, and any renewals, or rearrangements of the above as the Bank and Pledgor may make.

	(c) "Account" shall mean custodial account number 032859700 in which the collateral is held by Key Trust Company of Ohio, National Association.

	(d) "Financing Commitment" shall mean that Financing Commitment issued by Bank to Borrower and dated ____, 1996.

	Section 2.2. Warranty. The Pledgor warrants that the Pledgor is the sole owner of the Collateral; that the Pledgor has full power and authority to pledge the same; that all the securities comprised in the Collateral are validly issued, fully paid and nonassessable; that the Collateral is, and during the term hereof will remain, free and clear of all liens, charges, encumbrances, pledges, assignments or transfers of any interest therein or thereto (other than to the Bank or as permitted in the Promissory Note) and the Pledgor warrants and will defend the Collateral against the claims and demands of all persons whomsoever.

	Section 2.3. Possession of Securities. The Pledgor warrants that possession of all certificated securities comprising the Collateral pledged hereby are in the possession of Key Trust Company of Ohio, National Association ("Custodian") and held by Custodian for safekeeping as custodian and registered in the name of Custodian for the benefit of Pledgor and all book entry securities comprising the Collateral are registered in the name of Custodian.

	Section 2.4. Execution of Instruments. Pledgor shall execute such instruments as Bank may request in order to assign or endorse to Bank or its order the title to all the Collateral and will pay the transfer tax or execute such exemption certificates with respect to such taxes as Bank may determine are required with respect to any such transfer.

	Section 2.5. Discharge of Pledge. If the whole amount of the principal of, premium (if any) and interest on, the Liabilities shall have been paid in full and the Bank shall not then have outstanding any obligation to extend credit to, or acquire the obligations of, the Pledgor, then, and in that event, all rights and interests assigned and pledged hereby or pursuant hereto by the Pledgor shall revert to the Pledgor and the right, title and interest of the Bank therein shall cease, determine and be void and the Collateral belonging to the Pledgor shall be free and clear of Bank's lien, and notice of such event shall be given by Bank to Pledgor and Custodian.

	Section 2.6. Acknowledgment by Custodian. At such time as set forth in the letter agreement dated ____, 1996, between Bank and Pledgor, Pledgor shall have delivered to Bank an acknowledgment by Custodian of the Pledge or security interest granted hereby and Custodian's agreement to have said Pledge noted in its records, and to only release the Collateral pursuant to the terms hereof, all in form and substance acceptable to Bank.

	Section 2.7. Reporting. At least once each month no later than the ____ day of each month, Bank shall receive a list of the assets held by Custodian as Collateral hereunder.

      			   SECTION THREE

		       RIGHTS OF THE PLEDGOR

	Section 3.1. Rights of the Pledgor Prior to Default. So long as (i) the Collateral has a fair market value at least equal to 200% of the outstanding principal balance of the Liabilities, (ii) the principal balance of the Liabilities has not become due and payable, (iii) the interest on the Liabilities is not past due, and (iv) the Pledgor has not become insolvent, but not thereafter, the Pledgor shall have the right, from time to time, to exercise all ownership rights, such as right to sell, reinvest in securities of approximate equal fair market value, and to substitute for any Collateral other securities of at least equal fair market value and comparable ratings. The right of Pledgor to exercise the foregoing rights of ownership shall be subject always to its obligation to maintain Collateral with a fair market value not less than the sum of 200% of the outstanding principal balance of the Liabilities. In the event said fair market value is not maintained and not restored by delivery of additional Collateral within five business days after notice thereof from Bank, all of Pledgor's rights of ownership shall cease until the Collateral returns to said fair market value. Furthermore, if a default of any of the Liabilities shall have occurred, then during the continuance thereof, the Bank, in addition to the other remedies hereunder provided, may disallow the distribution of all such dividends to the Pledgor and, in its discretion, may vote or cause its nominee to vote the shares of stock included in the Collateral. Pledgor shall have the right from time to time to withdraw Collateral from the Account as long as the fair market value of the remaining Collateral is not less than 200% of the outstanding principal balance of the Liabilities. Any request for withdrawal after perfection of Bank's interest in the Collateral shall be evidenced by a certificate of Pledgor delivered to the Bank and Custodian setting forth the outstanding principal balance of the Liability and the fair market value of the Collateral as most recently determined by Bank. The Bank shall have the right to obtain from Custodian an accounting of the Fund in addition to the monthly report furnished to the Pledgor, at such times as the Bank may reasonably believe that unusual market conditions exist.

	Section 3.2. No Right of Exoneration. The Pledgor hereby waives, releases and discharges any right of exoneration which it may have with respect to the Liabilities and also any right which it has or may have at law, in equity, or by statute to require the Bank to pursue or otherwise avail itself of any rights or remedies which the Bank has or may have against any other person with respect to any other security at any time held by the Bank for the payment of the Liabilities.

			   SECTION FOUR

			RIGHTS OF THE BANK

	Section 4.1. Rights of the Bank on Default of Payment of Any of the Liabilities. In the event that any of the Liabilities shall have become payable pursuant to the provisions thereof whether at maturity, by declaration, or otherwise and the full amount of such Liabilities or any of them shall not have been paid in full, all of Pledgor's rights of ownership in the Collateral referred to in Section 3.1 hereof shall cease and the Bank may forthwith apply any cash constituting a part of the Collateral to the payment of the Liabilities ratably, and may collect or otherwise realize upon any of the Collateral, or any part thereof. Without limiting the generality of the foregoing, the Bank in making such realization may, or by giving notice to Custodian to do so on its behalf, after ten (10) days' written notice to the Pledgor, sell, assign or otherwise dispose of, or give options to purchase, the Collateral through any exchange, broker's board or elsewhere, for cash or credit, or for future delivery, without assumption by the Bank upon any such sale or sales, public or private, to purchase the whole or any part of the Collateral free from any right or equity of redemption in the Pledgor or any one claiming through or under the Pledgor, which right or equity of redemption is hereby expressly waived and released, and to apply the net proceeds of such realization, after deducting all costs and expenses of every kind, to the payment in full of the Liabilities. Any surplus shall be returned to the Pledgor. The Pledgor waives, to the full extent permitted by law, all rights of appraisement or valuation whether before or after sale.

	Section 4.2. Right of the Bank to Deal With the Liabilities. The Pledgor hereby grants to the Bank full power and authority, in the Bank's uncontrolled discretion and without notice to the Pledgor, to deal with the Liabilities or any of them, to the extent of the following powers:

	(a) to grant any waiver or indulgence with respect to any of the Liabilities; and to effect any release, compromise or settlement with respect to any of the Liabilities;

	(b) to waive, or enter into any agreement of forbearance with respect to, any of the Liabilities, or with respect to all or any part of any other security for any of the Liabilities at any time held by the Bank, and to change the terms of any such waiver or agreement of forbearance;

	(c) to consent to the substitution, exchange or release of all or any part of any other security at any time held for any of the Liabilities, and in the case of a substitution or exchange, whether or not the new security received by the Bank shall be the same or of a different character or value from the security surrendered by the Bank; and

	(d) to accelerate the maturity of any of the Liabilities in accordance with the terms thereof.

	No action which the Bank shall take or fail to take pursuant to the foregoing powers shall operate to release the pledge hereby created. The Pledgor shall have no right of recourse against the Bank by reason of any action which the Bank may take or fail to take pursuant to the foregoing powers.

			   SECTION FIVE

			   MISCELLANEOUS

	Section 5.1. Persons Bound. This agreement benefits the Bank, its successors and assigns, and binds the Pledgor and its successors and assigns.

	Section 5.2. Fair Market Value. All determinations as to the fair market value of the Collateral to be made hereunder shall be made by Bank, on a reasonable basis. The reasonable judgment of Bank as to the fair market value of any Collateral shall be final and binding upon all persons and Bank shall not be liable to any person or any loss resulting from the exercise of such judgment in good faith.

	Section 5.3. Governing Law. This Pledge Agreement shall be deemed to be a contract made under and shall be construed in accordance with and governed by the laws of the State of Ohio. This Pledge shall be interpreted so as to fully comply with the provisions of Section 8-313 of the Uniform Commercial Code or any comparable and applicable State Law.

	Section 5.4. Notices. All notices hereunder shall be deemed to have been sufficiently given or served for all purposes hereof, when delivered or deposited in certified or registered U.S. Mail, postage prepaid, and addressed to the Company at the address given below or at such other address either party may have designated to the other in writing.

Pledgor:        Pubco Corporation
              		3830 Kelly Avenue
              		Cleveland, Ohio 44114
	              	Attn: _____________________________

Bank:           KeyBank National Association
              		127 Public Square
		              Cleveland, Ohio 44114
		              Attn:  Manager, Structured Finance

IN WITNESS WHEREOF, the parties have caused this Pledge Agreement to be executed as of the date first above written.

	PUBCO CORPORATION

	By:________________________________
	Title:_____________________________

	And:_______________________________
	Title:_____________________________


	KEYBANK NATIONAL ASSOCIATION

	By:________________________________
	Title:_____________________________

			      EXHIBIT A
       				 TO
	PLEDGE AND SECURITY AGREEMENT
			    BY AND BETWEEN
			  PUBCO CORPORATION
	        			AND
	 KEYBANK NATIONAL ASSOCIATION


Description of Collateral:

	All securities now held or to be held in an account known as Pubco Corporation Custodial Account No. 032859700, which securities are held by Key Trust Company of Ohio, National Association ("Custodian") pursuant to the terms of a Custodial Agreement between Pledgor and Custodian dated July 16, 1996, a list of which securities currently held is attached hereto as Exhibit A-1. This list may be updated and amended as securities are sold, exchanged or substituted.

			  EXHIBIT A-1

			  SECURITIES

			ACKNOWLEDGMENT

	Key Trust Company of Ohio, National Association ("Custodian"), as Custodian of the _________________________________ ("Fund") under the Custody
Agreement ("Custodial Agreement") between itself and Pubco Corporation ("Owner") dated as of ______________, 1996, does herewith acknowledge the pledge of all of the certain securities of said Fund by Owner to KeyBank National Association ("Bank") pursuant to the terms and conditions of a Pledge and Security Agreement dated ________________, 199__ ("Pledge"), a copy of which is attached hereto as Exhibit "A" and incorporated herein, and agrees to hold the Fund, until Custodian receives notice otherwise from Bank, subject to the terms of the Pledge.

	Custodian certifies that the Custodial Agreement is, as of the date hereof, in full force and effect. Custodian further certifies that there is nothing in the Custodial Agreement that prohibits the pledge of the assets of the Fund.

	Prior to execution of this Acknowledgement by Custodian, Owner shall be permitted to deal with the Fund as it deems fit as provided in the Pledge, including causing the disbursement of sums of money from the Fund. After execution hereof by Custodian, thereby perfecting Bank's security interest, Custodian agrees not to disburse any sum of money from the Fund without the prior written consent of the Bank; provided Owner may exercise such rights over the Fund as provided in the Pledge.

	Custodian warrants and represents to Bank that it has marked its books and records to reflect the Bank's security interest and pledge of the securities held in the Fund to Bank and agrees to hold the securities as agent for the Bank for the purpose of perfecting the Bank's security interest in the securities. Custodian agrees to provide Bank a copy of the monthly account statement that it provides to the Owner, which statement will contain a list of assets in the Fund and a current valuation, and at other reasonable times, upon request by Bank furnish Bank with an unaudited report of Fund assets.

	Upon execution by Custodian hereof, Custodian agrees that until it is notified by Bank that the Pledge is no longer in effect, it shall hold the assets of the Fund subject to Bank's security interest, and upon receipt of written notice from Bank that it is entitled to receive proceeds from the Owner, Custodian will proceed to the extent necessary to liquidate the assets of the Fund in accordance with the terms of the Pledge and deliver said proceeds to Bank. Bank agrees to indemnify and hold Custodian harmless for any such actions taken by Custodian in good faith at the direction of Bank.

	All notices to Bank shall be given by certified mail to:
	KeyBank National Association
	127 Public Square
	Cleveland, Ohio 44114
	Attn: Structured Finance

	IN WITNESS WHEREOF, the undersigned has executed this Agreement by its duly authorized officers as of the ______ day of ____________ , 1996.

CUSTODIAN:                              BANK:

KEY TRUST COMPANY OF OHIO,      KEYBANK NATIONAL ASSOCIATION
NATIONAL ASSOCIATION

By:_________________________    By:__________________________

Title:______________________    Title:_______________________

Consented to By:

PUBCO CORPORATION

By:______________________

Title:___________________